UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Affymetrix, Inc. (“Affymetrix” or the "Company") was held on May 5, 2011. 57,830,822 shares of Affymetrix common stock were present at the Meeting, representing 81.99% of a total of 70,530,201 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the eight nominees as Directors of Affymetrix:

	For	Against	Abstain
Stephen P.A. Fodor, Ph.D.	37,874,263	605,318	87,292
Kevin M. King	38,003,819	469,334	93,720
Nelson C. Chan	37,930,502	542,565	93,806
John D. Diekman, Ph.D.	37,997,235	476,182	93,456
Gary S. Guthart, Ph.D.	34,347,218	4,126,049	93,606
Jami Dover Nachtsheim	37,664,078	808,640	94,155
Robert H. Trice, Ph.D.	38,178,347	294,088	94,438
Robert P. Wayman	38,170,914	302,344	93,615

Consequently, all nominees were elected to the Board of Directors by the stockholders of Affymetrix.

2.	With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Affymetrix for the fiscal year ending December 31, 2011:

For	Against	Abstain
57,376,078	261,210	193,534

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain
31,828,409	6,624,251	114,213

4.	With respect to the advisory vote on the frequency of stockholder advisory vote on executive compensation:

3 Years	2 Years	1 Year	Abstain
9,858,146	947,676	27,660,740	100,311

Affymetrix will include a stockholder advisory vote on the compensation of executives in its proxy materials every year, which is the frequency selected by a plurality of Affymetrix’ stockholders.

Item 8.01                      Other Events

Board of Directors Leadership

 On May 5, 2011, the independent Directors of Affymetrix elected Robert P. Wayman as the Company’s lead director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ John F. Runkel, Jr.
	Name:	John F. Runkel, Jr.
	Title:	Executive Vice President, General Counsel
and Secretary

Dated: May 9, 2011